EXHIBIT 10.27
                SEVENTH AMENDMENT TO THIRD AMENDED
             AND RESTATED LOAN AND SECURITY AGREEMENT

     THIS SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of April 3, 1996, by and among HELLER FINANCIAL, INC., a Delaware corporation (the "Lender"), CARROLS HOLDINGS CORPORATION, a Delaware corporation ("Holdings" or, either individually or together with the Company, the "Borrower"), and CARROLS CORPORATION, a Delaware corporation (the "Company" or, either individually or together with Holdings, the "Borrower"), amends the Third Amended and Restated Loan and Security Agreement, made as of the 9th day of August, 1993, as heretofore amended by the First through Sixth Amendments.

                            WITNESSETH:

     WHEREAS, Holdings, Company and Lender are parties to that certain Third Amended and Restated Loan and Security Agreement dated as of August 9, 1993, as heretofore amended by the First through Sixth Amendments thereto ("Credit Agreement") and to other documents executed in connection therewith; and

     WHEREAS, there has been a Change of Control, as defined in the Credit Agreement, by virtue of the purchase by Atlantic Restaurants, Inc., a Delaware corporation, of all or substantially all of the issued and outstanding common stock of Holdings ("Acquisition"); and,

     WHEREAS, the Borrower has requested Lender to consent to further amendments to the Credit Agreement and Lender is willing so to do upon the terms and conditions hereinafter set forth;

     NOW THEREFORE, the parties hereby agree as follows:

     (1) CAPITALIZATIONS. Capitalized terms not defined herein have the meanings given such terms in the Credit Agreement.

     (2) WAIVER. Lender waives any right it may have under the Credit Agreement to either require payment of all of the Loans or to declare an Event of Default because of the Change of Control, the Acquisition or the repurchase of Senior Notes otherwise permitted under the Credit Agreement. By waiving its rights, Lender does not waive any future right to require payment of all of the Loans or to declare an Event of Default upon any further Change of Control.

     (3)  AMENDMENT   TO   ARTICLE  I,  SECTION  1.1  "DEFINITIONS."    The
definition for "Change of Control" is hereby restated to read as follows:

     CHANGE OF CONTROL. A Change in Control shall be deemed to have occurred if at any time prior to the earlier of (i) the initial public offering of the common stock of Holdings or (ii) the initial public offering of the common stock of Company, Atlantic Restaurants, Inc. ("Atlantic") fails to have the unrestricted ownership of at least fifty-one percent (51%) of the outstanding and issued common stock of Holdings, or if without the prior written consent of Lender, fifty-one percent (51%) of the voting stock of Atlantic is not owned by Bahrain International Bank (E.C.) or any of its subsidiaries or any of its affiliates.

     (4) AMENDMENT TO SECTION 9.2(G)(IV) OF THE CREDIT AGREEMENT. Section 9.2(g)(iv) is restated to read as follows:

               (iv) regularly scheduled interest payments on the Senior Notes and repurchases of up to an aggregate $15,000,000 in principal amount of the Senior Notes from Revolving Loan borrowings ($1,500,000 of which has been previously used); PROVIDED that the following conditions are met:

                    (a) Each repurchase of Senior Notes is at a premium to par of not greater than one percent (1%), except that up to $3,500,000 of such repurchases may be at a premium to par of not greater than five percent (5%);

                    (b)  After   giving   effect  to  the  repurchase,  the
                         Revolving  Loan  Commitment   shall   exceed   the
                         Outstanding Amount by $5,000,000;

                    (c) After giving effect to the Revolving Loan advance, No Event of Default or event which with the passage of time or notice or both would become an Event of Default shall have occurred and be continuing;

                    (d)  The following proforma ratios are met:

                         (1) the Pro Forma Fixed Charge Coverage Ratio is at least 1.10:1 for the Reference Period;

                         (2) the Pro Forma Leverage Ratio is less than 5.0:1 after January 1, 1996, for the Reference Period; and

                         (3) the pro forma ratios set forth in clauses (1) and (2) above shall be determined on the date of the Revolving Loan advance as shown on the pro forma income statement of Borrower and its Subsidiaries, and for purposes of calculating said ratios, pro forma Total Indebtedness shall include all Indebtedness owed by Borrower, including Indebtedness under the Senior Notes, the Revolving Loan and Loan B at the average of the highest outstanding principal balance of such loans on any day during each Fiscal Quarter within the Reference Period, and shall include all financed Growth Capital Expenditures with respect to any acquisition of Units or construction of Units in progress. The ratios shall be determined after giving effect to (w) the repurchase of the Senior Notes, (x) the incurrence of the Revolving Loan advance, (y) the incurrence and retirement of any other Indebtedness of Borrower and its Subsidiaries since the first day of the Reference Period as if such Indebtedness were issued or retired at the beginning of the Reference Period, and (z) the acquisition or disposition of any Units by the Company or its Subsidiaries since the first day of the Reference Period, including any acquisition or disposition which will be contemporaneous with the incurrence of such Revolving Loan advance, as if the acquisition or disposition occurred at the beginning of the Reference Period.

     (5) AMENDMENT TO SECTION 9.2(G). Section 9.2(g) is further amended by adding a subsection (vii) thereto:

               (vii) Holdings may consummate a reverse stock split.

     (6) AMENDMENT TO SECTION 9.2(K)(VII). Section 9.2(k)(vii) is amended and restated in its entirety to read as follows:

               (vii) Indebtedness of the Borrower in respect of the Senior Notes, except that Borrower may incur indebtedness to refinance the Senior Notes only if such indebtedness is used to retire Senior Notes which are "put" to Borrower; provided further that the terms of such new indebtedness are first approved by Lender in writing which approval will not be unreasonably withheld and the terms of the new indebtedness are the same or are less burdensome than the terms of the Senior Notes which are replaced. Lender shall have four (4) business days within which to approve or disapprove the terms of such new indebtedness and its failure to respond will be deemed approval.

     (7) AMENDMENT TO SECTION 9.2(P). Section 9.2(p) is amended by adding the following to the end thereof:

               "; PROVIDED, FURTHER, that such aggregate compensation shall not include any (i) stock options for the stock of Holdings issued to such Senior Officers, and (ii) shares of capital stock of Holdings issued to such Senior Officers upon the exercise of such stock options."

     (8)  REPRESENTATIONS AND WARRANTIES.

          The Borrower represents, warrants, covenants and agrees that as of the date of this Seventh Amendment, after giving effect to the consummation of the transactions contemplated by this Seventh Amendment:

          a. AUTHORITY. The Borrower has full power, authority and legal right to enter into this Seventh Amendment and the other documents executed in connection therewith ("Amendment Documents"). The execution, delivery and performance by the Borrower of the Amendment Documents: (a) have been duly authorized by all necessary action on the part of each of the Borrower; (b) do not and will not, by lapse of time, the giving of notice or otherwise, contravene the terms of the Borrower's Certificate of Incorporation or Bylaws or of any indenture, agreement or undertaking to which either of them is a party or are bound; (c) do not and will not require any governmental consent, registration or approval; (d) do not and will not, by lapse of time, the giving of notice or otherwise, contravene any material contractual or governmental restriction to which the Borrower is subject; and (e) do not and will not, except as contemplated herein, result in the imposition of any lien, charge, security interest or encumbrance upon any property of the Borrower.

          b. BINDING EFFECT. The Amendment Documents have been duly executed and delivered by the Borrower and are the legal, valid and binding obligation of the Borrower and are enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

          c. LOAN AGREEMENT REPRESENTATIONS AND WARRANTIES. The warranties and representations of Borrower contained in the Credit Agreement and the Other Documents are true and correct as of the date of this Seventh Amendment, with the same effect as though made on such date, except to the extent that (i) such representations or warranties expressly relate solely to an earlier date, in which case such representations or warranties were true and correct on and as of such earlier date and (ii) such changes in the representations and warranties as were permitted under the Credit Agreement or any amendment or waiver thereto.

          d. ENVIRONMENTAL COMPLIANCE. Borrower has no knowledge of or any reason to believe that any of the representations and warranties of the sellers under the New Acquisition Agreements concerning compliance with Environmental Laws are untrue or contain any material misstatement.

          e.   NO  ADVERSE  CHANGE.   There  has  been  no material adverse
change in the assets, liabilities or financial condition of Borrower since December 31, 1994.

     (9) FEE. Borrower shall pay to Lender a closing fee for Lender's entry into this Seventh Amendment of $100,000 upon execution hereof and Borrower by its signature hereto authorizes an advance under the Credit Agreement therefore. Borrower shall also pay all fees and expenses incurred by Lender in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to the fees and expenses of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, counsel to the Lender.

     (10) CONDITIONS  TO  EFFECTIVENESS  OF  THIS  SEVENTH AMENDMENT.   The
obligations of Lender Under this Seventh Amendment are subject to the following:

          a. Except as waived under Paragraph 2 of this Agreement, no Event of Default or event which, with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing as of the date hereof.

          b. The Acquisition shall be complete, except for execution of this Agreement, in all respects and Lender shall have been furnished with the following:

               i.   A  certificate  satisfactory   to   Lender   evidencing
                    completion of the Securities Purchase Agreement between Atlantic and Holdings dated March 6, 1996.

               ii. Evidence that Atlantic Restaurants, Inc., is a corporation duly qualified to do business in the State of Delaware and in all other states where authority is necessary for it to do business following completion of the acquisition.

               iii. The  Borrower  shall  deliver  to Lender a  certificate executed by the President or principal financial officer of Borrower, stating that: (a) on the date of this Seventh Amendment, and after giving effect to the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing; (b) no material adverse change in the Collateral or the financial condition or operations of the business of Borrower has occurred since December 31, 1994, taking into account Borrower's reported financial performance after such date through and including December 31, 1995; (c) the representations and warranties set forth in SECTION 9.1 are true and correct in all material respects on and as of the date of this Seventh Amendment with the same effect as though made on and as of such date; and (d) Borrower on the date of this Seventh Amendment is in compliance with all the terms and provisions set forth in the Credit Agreement, as amended hereby, on its part to be observed and performed.

               iv. The Borrower shall have delivered to the Lender the following:

                    (A) Certificates of no change with respect to the certificates of incorporation of Holdings and the Company since the Effective Date.

                    (B) Certificate of no change with respect to the bylaws of each of Holdings and the Company since the Effective Date.

                    (C) Signature and incumbency certificates of the officers of each of Holdings and the Company executing the Amendment Documents to which any of them is a party.

                    (D) Resolutions of the Boards of Directors of each of Holdings and the Company each certified as of the date of this Seventh Amendment by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment, each authorizing and approving the transactions contemplated hereby and the execution, delivery and performance of the Amendment Documents to which such Person is to be a party.

               v. The Borrower shall have delivered to the Lender an agreement between Borrower and BKC regarding the BKC consent to the Acquisition in form and substance satisfactory to Lender.

               vi. A chart showing the current ownership of Atlantic as of date hereof.

     (11) MISCELLANEOUS.

          a.   SECTION  TITLES.   The  section  titles  contained  in  this
Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

          b. PARTIES. Whenever in this Seventh Amendment reference is made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns of the Borrower and Lender.

          c. REFERENCES. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Seventh Amendment shall be deemed to include this Seventh Amendment unless the context shall otherwise require.

          d.   CONTINUED  EFFECTIVENESS.   Except  to the extent  expressly
amended the Credit Agreement and all provisions thereof remain in full force and effect and are applicable to this Seventh Amendment.

          e.   FUTURE   AMENDMENTS.    If  Borrower  requests  any  further
amendments to the Credit Agreement Lender reserves the right to require a complete amendment to and restatement of the Credit Agreement at Borrower's expense.

          f. ENTIRE AGREEMENT. The Credit Agreement, the Notes, and the Other Documents, including the Amendment Documents, referred to in the Agreement and this Seventh Amendment, embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter thereof or hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

          g. COUNTERPARTS. This Seventh Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute the one and the same instrument.

     IN WITNESS WHEREOF, this Seventh Amendment has been duly executed as of the day and year first above written.

                              CARROLS CORPORATION


                              By:       /S/      RICHARD      V.      CROSS


                                   Title: Executive Vice President

                              CARROLS HOLDINGS CORPORATION


                              By:      /S/      RICHARD       V.      CROSS


                                   Title: Assistant Treasurer

                              HELLER FINANCIAL, INC.


                              By:      /S/      K.      CRAIG     GALLEHUGH


                                   Title:  Vice President

                                                     EXHIBIT 99.1

                              For information contact:
                              Richard Cross
                              Chief Financial Officer

FOR IMMEDIATE RELEASE:



SYRACUSE, New York (April 4, 1996) - Alan Vituli, Chairman and CEO of Carrols Holdings Corporation, the parent company of Carrols Corporation, announced that the shareholders of the Company have completed the sale of their securities to an investor group represented by Dilmun Investments, Inc., a Connecticut-based merchant banking firm.

Vituli stated, "Growth within the Burger King system through new restaurant construction and acquisition are critical components of Carrols' long-term business plan. This transaction will greatly increase our ability to achieve this plan."

The transaction constitutes a change of control under the indenture governing the Company's 11 1/2% Senior Notes. Under the indenture, upon the occurrence of a change of control, the noteholders have the right to require the redemption of their notes. Given the current price at which the Senior Notes are trading, the Company does not anticipate significant redemption.

Carrols operates 220 Burger King restaurants in three geographic regions: the Northeast, Great Lakes and North Carolina.

                                                     EXHIBIT 99.2

                        CARROLS CORPORATION
                         968 JAMES STREET
                     SYRACUSE, NEW YORK 13203



                   NOTICE OF CHANGE OF CONTROL
                  AND OFFER TO REPURCHASE NOTES


                                                    APRIL 8, 1996

     Notice is hereby given pursuant to Section 4.10(b) of the Indenture, dated as of August 17, 1993 (the "Indenture"), among Carrols Corporation, a Delaware corporation (the "Company"), as Issuer, Carrols Holdings Corporation, a Delaware corporation and sole shareholder of the Company ("Holdings"), and Marine Midland Bank, N.A. ("Marine Midland Bank"), as Trustee, pursuant to which $110 million aggregate principal amount of 11 1/2% Senior Notes Due 2003 (the "Notes") were issued, to each holder of record of Notes on April 5, 1996 (the "Record Date") that a Change of Control (as defined in Section 1.1 of the Indenture) has occurred.

     The Company, Holdings, Atlantic Restaurants, Inc. ("ARI"), a Delaware corporation and an indirect wholly owned subsidiary of Bahrain International Bank (E.C.) ("BIB"), and certain selling shareholders (the "Selling Shareholders") entered into a Securities Purchase Agreement, dated as of March 6, 1996 (the "Securities Purchase Agreement") pursuant to which the Selling Shareholders sold to ARI substantially all of the issued and outstanding shares of common stock, and securities that were convertible into or exercisable or exchangeable for shares of common stock, of Holdings for a purchase price of approximately $86.5 million. Consummation of the transactions contemplated by the Securities Purchase Agreement (the "Transaction") will have no effect on the capital structure, financial position or the senior management organization of the Company. In connection with the Transaction, the Company expanded the portion of its senior secured revolving credit facility that may be used to repurchase Notes. Mr. Alan Vituli continues in his capacity as Chairman of the Board of Directors and Chief Executive Officer of the Company and Mr. Daniel T. Accordino continues in his capacity as President and Chief Operating Officer and as a member of the Board of Directors of the Company. The operations of the Company will continue to be conducted out of its headquarters in Syracuse, New York.

     Pursuant to the terms of the Indenture, upon a Change of Control, each holder of Notes (a "Holder") has the right to require the Company to repurchase all or any part of such Holder's Notes (the "Offer to Repurchase") at a repurchase price in cash equal to 101% of the principal amount of such Notes to be repurchased, plus accrued and unpaid interest, if any, to the date of repurchase (the "Repurchase Price").

     If a Holder elects to have Notes repurchased, such Holder will be required to surrender the Notes to the Company by no later than May 6, 1996 (the "Election Date"). A Letter of Transmittal is enclosed for your use in making the surrender of Notes. PLEASE READ CAREFULLY THE INSTRUCTIONS ON THE LETTER OF TRANSMITTAL BEFORE ENTERING THE REQUIRED INFORMATION. Your completed Letter of Transmittal and certificate(s) representing the Notes should be delivered to the Company c/o Marine Midland Bank, as paying agent (the "Paying Agent") at the address listed on the Letter of Transmittal. The method of delivery of all documents is at the option and risk of the Holder, but if delivery is by mail, insured registered mail (return receipt requested) is recommended. Any Notes not properly surrendered will be promptly returned by the Paying Agent to the Holder thereof. Payment of the Repurchase Price will be made by the Paying Agent on May 20, 1996 (the "Repurchase Date").

     Holders will be entitled to withdraw their election if the Company receives (at the address listed on the Letter of Transmittal) a telegram, telex, facsimile transmission or letter not later than three business days prior to the Repurchase Date setting forth the name of the Holder, the principal amount of the Notes which were delivered for repurchase by the Holder and a statement that such Holder is withdrawing its election to have such Notes repurchased.

     On or before the Repurchase Date, the Company will irrevocably deposit with the Paying Agent in immediately available funds an amount sufficient to pay the Repurchase Price of all the Notes or portions thereof to be repurchased. On the Repurchase Date, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the Repurchase Price of such Notes, and, if applicable, the Trustee shall promptly authenticate and deliver by first class mail to each such Holder a new certificate representing a Note equal in principal amount to the principal amount of any unpurchased portion of the Notes surrendered.

     Certain other subsidiaries of BIB currently hold approximately $5 million aggregate principal amount of Notes in the ordinary course of their business, and may actively buy and sell the Notes for their account and for the accounts of their customers. Such subsidiaries have indicated that they will not exercise their repurchase rights under the Indenture as provided hereunder.

     Any Holder who holds Notes on the Record Date who elects to have the Company repurchase such Holder's Notes should, prior to the Election Date, (i) if such Holder is a registered holder of Notes (which, for purposes of this Offer to Repurchase, shall include any person in whose name Notes are registered in the register maintained by the Trustee and any participant in a Book Entry Transfer Facility (as defined in the accompanying Letter of Transmittal) whose name appears on a security position listing as the owner of the Notes), (x) complete and sign the attached Letter of Transmittal or a facsimile thereof and (y) fax (followed by hard copy), deliver (by hand or overnight courier) or mail (by first class mail, return receipt requested) such Letter of Transmittal and any other required documents to the Paying Agent or
(ii) if such Holder's Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, instruct such broker, dealer, commercial bank, trust company or other nominee to complete and deliver the accompanying Letter of Transmittal to the Paying Agent pursuant to the procedures established by such broker, dealer, commercial bank, trust company or other nominee. The signature of any Holder who is neither an "Eligible Institution" (as defined below) nor a registered holder (which, for purposes of this Offer to Repurchase, shall include any person in whose name Notes are registered in the register maintained by the Trustee and any participant in a Book Entry Transfer Facility whose name appears on a security position listing as the owner of the Notes) must be guaranteed by an Eligible Institution. "Eligible Institution" shall mean a financial institution that is a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the NYSE Medallion Signature Program.

     No person has been authorized to give any information or to make any representation other than as contained in this Offer to Repurchase (and if given or made, such information or representation must be authorized by the Company or by the Paying Agent). Neither the delivery of this Offer to Repurchase nor any delivery of the Letter of Transmittal made pursuant to this Offer to Repurchase shall under any circumstances create any implication that there has been no change in the information contained herein or in the affairs of the Company since the date hereof or that information contained herein is correct as of any time subsequent to such date.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

     a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and

     b.    The Company's Current Report on Form 8-K dated March 21, 1996.

     Promptly after the date hereof, the Company intends to report the consummation of the Transaction in a Current Report on Form 8-K filed with the Commission. Such Current Report and all other documents filed by the Company pursuant to the Exchange Act subsequent to the date of this Notice and prior to the termination of this Offer to Repurchase shall be deemed to be incorporated by reference in this Notice and to be part hereof from the date of filing such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Notice to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Notice.

     Copies of all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) will be provided without charge to each person, including any beneficial owner of the Notes to whom this Notice is delivered, upon written or oral request. Requests should be made to Carrols Corporation, 968 James Street, Syracuse, New York 13203, Attention: Secretary (315-424-0513).

     Questions and requests for assistance or for additional copies of the Letter of Transmittal should be directed to Peter Wolfrath at Marine Midland Bank, 140 Broadway, New York, NY 10005 (212-658-6524).

     HOLDERS MUST SURRENDER THEIR CERTIFICATES AND THE LETTER OF TRANSMITTAL TO THE PAYING AGENT BY NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON MAY 6, 1996.